Exhibit 10.1

FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 26th day of June, 2017, by and between SILICON VALLEY BANK (“Bank”) and MAXPOINT INTERACTIVE, INC., a Delaware corporation (“Borrower”) whose address is 3020 Carrington Mill Boulevard, Suite 300, Morrisville, North Carolina 27560.
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 12, 2014, as amended by that certain First Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of February 12, 2015, as further amended by that certain Second Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of March 8, 2016 (the “Second Amendment”), as further amended by that certain Third Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of September 30, 2016, and as further amended by that certain Fourth Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of March 22, 2017 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, (ii) revise a financial covenant, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.3 (Overadvances). Section 2.3 is deleted in its entirety and replaced with the following:

“    2.3    Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall pay to Bank in cash the amount of such excess (such excess, the “Overadvance”) contemporaneously with the submission of the Borrowing Base Report that details such Overadvance. Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%). Overadvances which are paid within the foregoing time period set forth herein, will not constitute an Event of Default under this Agreement.”
2.2    Section 3.2 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.2 are deleted in their entirety and replaced with the following:
“    (a)    timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;
(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”
2.3    Section 3.4 (Procedures for Borrowing). Section 3.4 is deleted in its entirety and replaced with the following:

“    3.4    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”
2.4    Section 5.3(b) (Accounts Receivable). Subsection (b) of Section 5.3 is amended by deleting the words “Transaction Report” and inserting in lieu thereof the words “Borrowing Base Report”.
2.5    Section 6.2(a) (Financial Statements, Reports, Certificates). Subsection (a) of Section 6.2 is deleted in its entirety and replaced with the following:
“    (a)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts, including a detailed accounts receivable ledger report) at each request for an Advance and within five (5) days of (i) the fifteenth (15th) day and (ii) the last Business Day of each month;”
2.6    Section 6.2(b) (Financial Statements, Reports, Certificates). Subsection (b) of Section 6.2 is amended by deleting the words “and transaction reports;” and inserting in lieu thereof the words “transaction reports, and a detailed Account Debtor listing;”.
2.7    Section 6.3 (Accounts Receivable). Subsection (c) of Section 6.3 is deleted in its entirety and replaced with the following:

“    (c)    Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g), all amounts received in the Cash Collateral Account shall be applied to immediately reduce the Obligations (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts). Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”
2.8    Section 6.3 (Accounts Receivable). Subsection (e) of Section 6.3 is deleted in its entirety and replaced with the following:
“    (e)    Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit. Except during the existence of an Event of Default, Bank shall consult with Borrower prior to making any direct contact with an Account Debtor.”
2.9    Section 6.3 (Accounts Receivable). Section 6.3 is hereby amended by inserting the following appearing as subsection (g) thereto:
“    (g)    Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”
2.10    Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is deleted in its entirety and replaced with the following:

“    6.6    Access to Collateral; Books and Records. At reasonable times, on at least three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months (or more frequently as Bank determines in its reasonable discretion that conditions warrant, but no more often than twice every twelve (12) months), unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of One Thousand Dollars ($1,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”
2.11    Section 6.9(c) (Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss). Section 6.9(c) is amended in its entirety and replaced with the following:
(c)    Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss. Achieve minimum Adjusted EBITDA/maximum Adjusted EBITDA losses, subject to reporting as of the last day of each period set forth below, measured monthly on a trailing twelve (12) month basis, of at least the following:

Trailing Twelve (12) Month Period Ending	Minimum Adjusted EBITDA/ Maximum Adjusted EBITDA Loss
September 30, 2016	($22,200,000.00)
December 31, 2016	($19,000,000.00)
March 31, 2017	($12,000,000.00)
June 30, 2017	($8,000,000.00)
September 30, 2017	($7,000,000.00)
December 31, 2017	($5,000,000.00)
March 31, 2018	($3,000,000.00)
June 30, 2018	($1,000,000.00)
September 30, 2018	$1,000,000.00
December 31, 2018	$1,000,000.00
March 31, 2019	$1,000,000.00
June 30, 2019	$1,000,000.00

2.12    Section 6.15 (Online Banking). Section 6.15 is hereby inserted immediately following Section 6.14:
“    6.15    Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement); provided, however, that the foregoing shall not apply to any services that Bank is unable to provide at a given time (including as a result of Bank’s online banking platform not working properly for a particular service).”
2.13    Section 8.2 (Covenant Default). Section 8.2 is amended by deleting the words “or 6.14” from subsection (a) and inserting in lieu thereof the words “, 6.14, or 6.15”, thereof.
2.14    Section 9.2 (Power of Attorney). Section 9.2 is deleted in its entirety and replaced with the following:
“    9.2    Power of Attorney.
Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence of and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.”
2.15    Section 13 (Definitions). The preamble in the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“    “Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:”
2.16    Section 13.1 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:
“    “Borrowing Base” is (a) eighty-five percent (85.0%) of Eligible Accounts, plus (b) the lesser of (i) seventy-five percent (75.0%) of Eligible Unbilled Accounts or (ii) Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000.00), plus (c) seventy-five percent (75.0%) of Eligible Foreign Accounts, in each case as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that after consultation with Borrower, Bank has the right to decrease the foregoing percentages and amounts in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

“    “Eligible UK Accounts” are Accounts which are billed from and/or payable to Borrower in the United Kingdom and are otherwise Eligible Accounts but for subsection (f) of the definition of Eligible Accounts; provided that in no event shall the aggregate amount of Eligible UK Accounts included in the Borrowing Base constitute more than three percent (3.0%) of all Accounts included in the Borrowing Base.”

“    “Revolving Line Maturity Date” is June 30, 2019.”

2.17    Section 13 (Definitions). The following new defined term is hereby inserted alphabetically in Section 13.1:
“    “Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit C.”
2.18    Section 13 (Definitions). The following defined term set forth in Section 13.1 is deleted in its entirety:
“    “Transaction Report” is that certain report of transactions and schedule of collections in the form provided by Bank to Borrower.”

2.19    Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Schedule 1 attached hereto.
2.20    Exhibit C (Borrowing Base Report). The Loan Agreement is amended by inserting the Borrowing Base Report in the form of Schedule 2 attached hereto to appear as Exhibit C thereto.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date and in connection with this Amendment and/or as filed with the SEC and available at www.sec.gov (or any successor site maintained by the SEC for similar purposes); remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 12, 2014 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.
6.    Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 12, 2014, as amended by that certain Schedule 2 to the Second Amendment, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed in any material respect, as of the date hereof, except as set forth on Schedule 3 attached hereto.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to Bank of (i) a fully earned, non-refundable amendment fee in an amount equal to Eighty-Seven Thousand Five Hundred Dollars ($87,500.00), and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER
SILICON VALLEY BANK		MAXPOINT INTERACTIVE, INC.

By:	/s/ Michael Copty	By:	/s/ Joseph Epperson
Name:	Michael Copty	Name:	Joe Epperson
Title:	Vice President	Title:	CEO

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MAXPOINT INTERACTIVE, INC.

The undersigned authorized officer of MaxPoint Interactive, Inc., a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10‑Q, 10‑K and 8-K	Within 10 days after filing with SEC	Yes No
A/R & A/P Agings, and Detailed Account Debtor listing	Monthly within 30 days	Yes No
Deferred Revenue reports	Monthly within 30 days	Yes No
Annual Operating Budget	With 10 days after Board approval, but at least annually	Yes No
Borrowing Base Report	With each Advance and within five (5) days of (A) the 15th day and (B) the last Business Day of each month	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Adjusted Quick Ratio (monthly)	1.00 : 1.00	_____: 1.0	Yes No
Minimum Adjusted EBITDA/Maximum Adjusted EBITDA Loss (quarterly)	*	$________	Yes No

*     As set forth in Section 6.9(c) of the Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

MAXPOINT INTERACTIVE, INC. By: __________________________ Name: ________________________ Title: _________________________
BANK USE ONLY

Received by: _________________________
AUTHORIZED SIGNER
Date: _______________________________

Verified: _____________________________
AUTHORIZED SIGNER
Date: _______________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:    _______________

I.    Adjusted Quick Ratio. (Section 6.9(b))

Required:	1.00 to 1.00.

A.	Aggregate value of Borrower’s consolidated unrestricted cash and Cash Equivalents maintained with Bank	$______
B.	Aggregate value of Borrower’s consolidated net billed accounts receivable, determined according to GAAP	$______
C.	Quick Assets (the sum of lines A and B)	$______
D.	Aggregate value of obligations and liabilities of Borrower to Bank	$______
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, not otherwise reflected in line D above, that mature within one (1) year
$______
F.	Current Liabilities (the sum of lines D and E)	$______
G.	Aggregate value of current portion of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$______
H.	Line F minus G	$_______
I.	Adjusted Quick Ratio (line C divided by line H)	______

Is line I greater than or equal to 1.0 to 1.0?

Yes, in compliance	No, not in compliance

[continued on next page]

II.	Minimum Adjusted EBITDA/Maximum EBITDA Loss. (Section 6.9(c))

Required:	See chart below

Trailing Twelve (12) Month Period Ending	Minimum Adjusted EBITDA/ Maximum Adjusted EBITDA Loss
September 30, 2016	($22,200,000.00)
December 31, 2016	($19,000,000.00)
March 31, 2017	($12,000,000.00)
June 30, 2017	($8,000,000.00)
September 30, 2017	($7,000,000.00)
December 31, 2017	($5,000,000.00)
March 31, 2018	($3,000,000.00)
June 30, 2018	($1,000,000.00)
September 30, 2018	$1,000,000.00
December 31, 2018	$1,000,000.00
March 31, 2019	$1,000,000.00
June 30, 2019	$1,000,000.00
Actual:

A.	Net Income	$
B.	Interest Expense	$
C.	To the extent included in the determination of Net Income:
	1. depreciation expense	$
	2. amortization expense	$
	3. income tax expense	$
	4. change in Deferred Revenue (positive or negative, as applicable)	$
	5. capitalized software expenses	$
	6. non-cash stock compensation expenses	$
	7. all other non-cash and/or non-recurring expenses approved by Bank in writing in its sole discretion	$
	8. The sum of lines 1 through 4 plus the sum of lines 6 through 7 minus line 5	$
D.	Adjusted EBITDA (line A plus line B plus line C.8)	$

Yes, in compliance	No, not in compliance

Schedule 2

Exhibit C

Borrowing Base Report - AR Ledger
AR Ledger: A table with one row for each open invoice shall be supplied with the following columns:

Column Number	Column Header	Mandatory	Format	Max length	Description	Example
01	Record Type	Yes	Code	2	Technical field, indicates the type of record (always "02" for invoices).	02
02	Debtor ID	Yes	Alpha-numeric	20	Debtor identifier. The unique value by which you identify your debtor or debtor account	DB-1994-0014
03	Debtor Name	No	Alpha-numeric	50	Debtor name	COCA COLA
04	Document Number	Yes	Alpha-numeric	50	Document (invoice or credit note) identifier.	IN-1994-0014/33
05	Document Date	Yes	Date		Issue date of the invoice or credit note	20100315
06	Due Date	No	Date		Invoice due date.	20100331
07	Currency	Yes	Alpha-numeric	3	Invoice, credit note currency. ISO code.	EUR
08	Amount	No	Amount	13.3	Total (gross) invoice or credit note amount. Original amount.	98000.25
09	Open Amount	Yes	Amount	13.3	Invoice open amount or credit note open amount. Unpaid amount for invoice or amount of non-allocated credit note. If the whole invoice is unpaid it is equal to INVOICE_AMOUNT.	98000.25
10	Document Type	Yes	Alpha-numeric	1	Indicates if it is an invoice or credit note. D - debit = invoice C - credit = credit note	D
11	Related Invoice	No	Alpha-numeric	50	For credit notes only. Number of invoice which is credited with this credit note.	IN-1998-9014/63

Debtors: A table with one row for each new debtor:

No.	Field Name	Mandatory	Field Type	Max Length	Description	Valid Values
1	Record Type	Yes	Code	2	Identifies the type of line. Hardcode to "02"	02
2	Debtor ID	Yes	Alphanumeric	20	Unique identifier for the debtor	DB-1994-0014
3	Currency	No	Alphanumeric	3	ISO currency code	USD
4	Debtor Type	Yes	Alphanumeric	1	Identifies if the debtor is a person or company M - Company P - Person	M
5	Debtor Name	Yes	Alphanumeric	100	Name of the debtor (If debtor is an individual, enter Last Name here	COCA COLA
6	Legal Form	No	Alphanumeric	10	Entity type, such as Corporation or Trust	Co
7	Debtor First Name	No	Alphanumeric	80	If Debtor is a person, enter first name here
8	Debtor Code Type	No	Alphanumeric	25	If using external source for debtor, such as Dun & Bradstreet, enter the code type	DUNS_NO
9	Debtor Code	No	Alphanumeric	40	If using code type (preceding field), enter code value here	234876875
10	Address 1	No	Alphanumeric	100	Street Address line of debtor
11	Address 2	No	Alphanumeric	100	Additional Street address line of debtor
12	Zip Code	No	Alphanumeric	15	Debtor zip code	41-821
13	City	No	Alphanumeric	60	Debtor city	London
14	State	No	Alphanumeric	6	Debtor state (abbreviation)	VA
15	Country	Yes	Alphanumeric	2	Country where debtor is domiciled - 2 digit code	DE
16	Language	No	Alphanumeric	2	Language of the debtor	AN
17	Phone	No	Alphanumeric	250	Debtor's phone number	330934821
18	Fax	No	Alphanumeric	250	Debtor's fax number
19	Email	No	Alphanumeric	100	Debtor's email address	debtor@aaaa.com
20	Contact Name	No	Alphanumeric	80	Contact person at debtor company	JOHN SMITH

Schedule 3

[Perfection Certificate Updates]

MaxPoint Locations
Main office locations:

Arkansas	5310 Village Parkway Suite 2 Rogers, AR 72758
California	4640 Admiralty Way Suite 1280 Marina del Rey, CA 90292
Georgia	3500 Lenox Road One Alliance Center, Suite 875 Atlanta, GA 30326
Illinois	180 N. LaSalle St Suite 3250 Chicago, IL 60601
Minnesota	45 S 7th Street Plaza Seven, Suite 2212 Minneapolis, MN 55402
New York	275 Seventh Avenue Suite 1701 New York, NY 10001
North Carolina	3020 Carrington Mill Blvd. Suite 300 & 450 Morrisville, NC 27560
Ohio	201 E Fifth Street 19th Floor Cinncinnati, OH 45202
Texas	8911 N Capital of Texas Hwy Building 1, Suite 1110 & 1200 Austin, TX 78759
UK	Gilmoora House 57-61 Mortimer Street London W1W8HS

Data Center (COLO) Locations:

CA	150 S First St. San Jose, CA 95113
NC	5150 McCrimmon Pkwy Morrisville, NC 27560
NJ	200 Campus Drive Somerset, NJ 08875
TX	7218 McNeil Drive, Ste. 308 Austin, TX 78729
VA	44470 Chilum Place, Bldg. 1 Ashburn, VA 20147

MaxPoint Interactive, Inc.
Office Leases
Schedule 2

State	Leased Premises	Type
Arkansas	5310 Village Parkway Suite 2 Rogers, AR 72758	Lease
California	4640 Admiralty Way Suite 1280 Marina del Rey, CA 90292	Lease
Georgia	3500 Lenox Road One Alliance Center, Suite 875 Atlanta, GA 30326	Lease
Illinois	180 N. LaSalle St Suite 3250 Chicago, IL 60601	Lease
Minnesota	45 S 7th Street Plaza Seven, Suite 2212 Minneapolis, MN 55402	Lease
New York	275 Seventh Avenue Suite 1701 New York, NY 10001	Lease
North Carolina	3020 Carrington Mill Blvd. Suite 300 & 450 Morrisville, NC 27560	Lease
Ohio	201 E Fifth Street 19th Floor Cinncinnati, OH 45202	Lease
Texas	8911 N Capital of Texas Hwy Building 1, Suite 1110 & 1200 Austin, TX 78759	Lease
UK	Gilmoora House 57-61 Mortimer Street London W1W8HS	Lease

Landlord	lease dates	New Building Owner since lease signed
CAPROCQ VOC, LLC 1 Allied Drive, Ste. 1500 Little Rock, AR 72202	8/1/2015 - 7/31/2020	Yes (original landlord was VOC, LP)
Brookfield Properties Management LLC 4640 Admiralty Way, Ste. 222 Marina del Rey, CA 90292	8/1/2015 - 11/30/2020	Yes (original landlord was Marina Airport Building, Ltd.)
Highwood Realty Limited Partnership 2200 Century Parkway, Ste. 800 Atlanta, GA 30345	6/1/2016-11/30/2022	No
180 N LaSalle Property Owner LLC 180 N LaSalle St., Ste. 1925 Chicago, IL 60601	2/1/2016 - 7/31/2024	Yes (original landlord was 180 N LaSalle Realty LLC)
Franklin Street Properties Corp 401 Edgewater Place, Ste. 200 Wakefield, MA 01880	8/1/2015-9/30/2018	Yes (original landlord was CCRP-AG Plaza Seven, LLC)
275 Seventh Avenue Building LLC 275 Seventh Ave, 17th Floor New York, NY 10001	12/1/2015 - 2/28/2023
SVT Perimeter Two, LP 591 W Putnam Ave. Greenwich, CT 06830	6/15/2014 - 6/14/2019 (Ste. 450 started 6/15/15)	Yes (original landlord was Duke Realty Limited Partnership)
Regus Management Group LLC PNC Center 201 E Fifth Street Cincinnati, OH 45202	5/1/2017-10/31/2017
KBS SOR Austin Suburban Portfolio, LLC - Westech 901 S Mopac Expressway Building 4, Ste. 250 Austin, TX 78746	3/17/2015 - 7/31/2020 (Ste. 1110 started 1/1/16)	Yes (original landlord was TPG-Westech 360 LLC)
Gilmoora House Limited London House 9a Margaret Street London, W1W8RJ	3/1/2017-2/28/2018